THIRD AMENDMENT TO CREDIT AGREEMENT
This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of December 27, 2013 (the “Third Amendment Effective Date”) among INNERWORKINGS, INC., a Delaware corporation (the “Borrower”), the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (the “Administrative Agent”), Swing Line Lender and L/C Issuer. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement (as defined below).
RECITALS
WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of August 2, 2010 (as previously amended and modified from time to time, the “Credit Agreement”);
WHEREAS, the Borrower is requesting that the Administrative Agent and the Lenders modify certain provisions of the Credit Agreement; and
WHEREAS, the Administrative Agent, Swing Line Lender, L/C Issuer and the Lenders have agreed to amend certain terms of the Credit Agreement on the terms, and subject to the conditions, set forth below.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
1.Amendments to Credit Agreement.
(a)    The following definitions in Section 1.01 of the Credit Agreement are hereby amended to read as follows:
“Applicable Rate” means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.01(c):

Pricing Tier	Consolidated Leverage Ratio	Commitment Fee	Eurodollar Rate Loans and Letter of Credit Fees	Base Rate Loans
1	> 3.00 to 1.0	0.450%	3.25%	2.25%
2	> 2.25 to 1.0 but < 3.00 to 1.0	0.400%	2.15%	1.15%
3	> 2.00 to 1.0 but < 2.25 to 1.0	0.375%	1.90%	0.90%
4	> 1.75 to 1.0 but < 2.00 to 1.0	0.350%	1.65%	0.65%
5	> 1.50 to 1.0 but < 1.75 to 1.0	0.350%	1.40%	0.40%
6	< 1.50 to 1.0	0.350%	1.15%	0.15%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.01(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Tier 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered in accordance with Section 7.01(c), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Leverage Ratio contained in such Compliance Certificate. The Applicable Rate in effect from December 27, 2013 through the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.01(c) for the fiscal quarter ending December 31, 2013 shall be determined based upon Pricing Tier 1.

“Permitted Acquisition” means any acquisition (whether by purchase, merger, consolidation or otherwise but excluding in any event a Hostile Acquisition) or series of related acquisitions by the Borrower or any Subsidiary of (i) all or substantially all the assets of or (ii) all or substantially all the Equity Interests in, a Person or division or line of business of a Person, if, at the time of and immediately after giving effect thereto, (a) no Default has occurred and is continuing or would arise after giving effect thereto, (b) such Person or division or line of business is engaged in the same, a similar or a complementary line of business as the Borrower and the Subsidiaries or business reasonably related thereto, (c) the Borrower and the Subsidiaries are in compliance, on a pro forma basis reasonably acceptable to the Administrative Agent after giving effect to such acquisition (but without giving effect to any synergies or cost savings), with the covenants contained in Section 8.11 recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance and, if the aggregate consideration paid in respect of such acquisition exceeds $15,000,000 (including any earn-out payments which may be required to be made), the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower to such effect, together with all relevant financial information, statements and projections requested by the Administrative Agent, (d) in the case of an acquisition or merger involving the Borrower or a Subsidiary, the Borrower or such Subsidiary is the surviving entity of such merger and/or consolidation, (f) if the Consolidated Leverage Ratio is or will be greater than 2.5 to 1.0 at the time of, or after giving pro forma effect to, any acquisition, the aggregate consideration paid in respect of such acquisition shall not exceed $20,000,000, (g) if the Consolidated Leverage Ratio is or will be greater than 2.5 to 1.0 at the time of, or after giving pro forma effect to, any acquisition (the “Current Acquisition”), the sum of the consideration paid in respect of the Current Acquisition plus the aggregate consideration paid in respect of all other acquisitions consummated during the twelve-month period ending with the effective date of the Current Acquisition shall not exceed $40,000,000, and (h) if the Consolidated Leverage Ratio is or will be greater than 3.0 to 1.0 at the time of, or after giving pro forma effect to, any acquisition, such acquisition shall not be permitted unless the Required Lenders have consented to such acquisition.
(b)    Section 8.11(b) of the Credit Agreement is hereby amended to read as follows:
(b)    Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower set forth below to be greater than the ratio corresponding to such fiscal quarter:

Calendar Year	March 31	June 30	September 30	December 31
2013	N/A	N/A	N/A	3.50 to 1.0
2014	3.75 to 1.0	3.50 to 1.0	3.50 to 1.0	3.00 to 1.0
thereafter	3.00 to 1.0	3.00 to 1.0	3.00 to 1.0	3.00 to 1.0

2.Effectiveness; Conditions Precedent. This Amendment shall become effective upon satisfaction of the following conditions precedent:
(a)Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Loan Parties and the Required Lenders.
(b)Lender/Administrative Agent Fees. The Borrower shall have paid (i) to the Administrative Agent, for the account of each Lender executing this Amendment, a fee equal to 0.15% of the Revolving Commitment of such Lender and (ii) to the Administrative Agent, all fees due and payable to the Administrative Agent on the date hereof.

(c)Attorney Costs. The Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (“Attorney Costs”) to the extent invoiced prior to or on the Third Amendment Effective Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

3.Post-Closing Obligations. Within thirty (30) days of the date of this Amendment, the Administrative Agent shall have received the following, in form and substance reasonably satisfactory to the Administrative Agent: (i) (A) copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state, province or other jurisdiction of its incorporation or organization, where applicable, and certified by a Responsible Officer of such Loan Party to be true and correct as of the date hereof or (B) a certificate from a Responsible Officer of such Loan Party certifying that there have been no changes to such Organization Documents since the Closing Date and (ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment, the Credit Agreement and the other Loan Documents to which such Person is a party.

4.Ratification of Credit Agreement. The term “Credit Agreement” as used in each of the Loan Documents shall hereafter mean the Credit Agreement as amended and modified by this Amendment. Except as herein specifically agreed, the Credit Agreement, as amended by this Amendment, is hereby ratified and confirmed and shall remain in full force and effect according to its terms. The Loan Parties acknowledge and consent to the modifications set forth herein and agree that this Amendment does not impair, reduce or limit any of their obligations under the Loan Documents (including, without limitation, the indemnity obligations set forth therein) and that, after the date hereof, this Amendment shall constitute a Loan Document. Notwithstanding anything herein to the contrary and without limiting the foregoing, each of the Guarantors reaffirm their guaranty obligations set forth in the Loan Agreement.

5.Authority/Enforceability. Each of the Loan Parties represents and warrants as follows:
(a)It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
(b)This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) Debtor Relief Laws and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(c)No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.
(d)The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its Organization Documents or (ii) materially violate, contravene or conflict with any Laws applicable to it.

6.Representations. The Loan Parties represent and warrant to the Lenders that the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement are true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date.

7.Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy or other electronic imaging means (i.e., .pdf) shall be effective as an original.

8.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered and this Amendment shall be effective as of the Third Amendment Effective Date.
BORROWER:                INNERWORKINGS, INC,
a Delaware corporation
By:
Name:
Title:
ADMINISTRATIVE AGENT:        bank of america, n.a.,
as Administrative Agent
By:
Name:
Title:
LENDERS:                bank of america, n.a.,
as a Lender, an L/C Issuer and the Swing Line Lender
By:
Name:
Title:
JPMORGAN CHASE BANK, N.A.,
as a Lender
By:
Name:
Title:
PNC BANK, NATIONAL ASSOCIATION,
as a Lender
By:
Name:
Title:

[signatures continue on next page]

ASSOCIATED BANK, N.A.,
as a Lender
By:
Name:
Title:
THE NORTHERN TRUST COMPANY,
as a Lender
By:
Name:
Title: